UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 18, 2025

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 18, 2025, Jeffrey Kutz resigned from his position as Vice President, Chief Accounting Officer of Quaker Chemical Corporation (“Quaker Houghton” or the “Company”). Mr. Kutz’s departure is voluntary and is not related to any disagreement between him and the Company.

Upon the effectiveness of Mr. Kutz’s resignation, Steve Dassing, age 39, will serve as Principal Accounting Officer in addition to his current position as the Company’s Vice President, Corporate Controller. Mr. Dassing has served as the Company’s Vice President, Corporate Controller since July 2024.

Prior to joining the Company in 2022 as the Corporate Controller, Mr. Dassing was the Assistant Controller of FXI, a leading provider of comfort solutions, from September 2020 to June 2022. Before that, Mr. Dassing spent over six years at Dorman Products, a manufacturer of aftermarket automotive products, where he served as the Director of Accounting from 2018 to 2020, the Internal Audit Manager from 2015 to 2018, and a Senior Financial Analyst from 2014 to 2015. Mr. Dassing has served in financial accounting, controllership and Securities and Exchange Commission reporting positions of increasing responsibility for the Company during his tenure and is a licensed certified public accountant.

In connection with assuming the role of Principal Accounting Officer, the Company updated Mr. Dassing’s salary to $300,000 per annum, effective July 20, 2025. He will continue to be eligible to participate in the Company’s Annual Incentive Plan (the “AIP”) with a target award percentage for 2025 under the AIP of 35% of his base salary, dependent upon the Company’s financial results and other objectives. Mr. Dassing will also remain eligible to participate in the Company’s Long-Term Incentive Plan, which includes a mix of time-based restricted stock units and target performance stock units, with an aggregate target level value of $110,000.

Pursuant to Mr. Dassing’s employment agreement previously entered into with the Company, he is subject to non-disclosure, non-competition and non-solicitation covenants similar to those of other Company associates.

There are no arrangements or understandings between Mr. Dassing and any other person pursuant to which he was selected as an officer, there are no family relationships between Mr. Dassing and any director or executive officer of the Company, and he has no direct or indirect material interest in any existing or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: July 22, 2025	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary